Exhibit 99.1

Corporate Headquarters P.O 64683 St. Paul, Minnesota 55164-0683	Contact:	Scott Dvorak Investor Relations 651-236-5150

NEWS	For Immediate Release	September 21, 2004

Note: H.B. Fuller will host a conference call September 22, 2004 at 9:30 a.m. central time (10:30 a.m. eastern time). The call can be heard live over the Internet at H.B. Fuller’s website at http://www.hbfuller.com under the section shareholder information or at www.streetevents.com. A replay is also available.

H.B. Fuller Reports Third Quarter Results

ST. PAUL, Minn. - H.B. Fuller Company (NYSE: FUL) today reported operating results for the third quarter that ended August 28, 2004.

Third quarter net income was $9.5 million or $0.33 per share (diluted). Last year’s third quarter net income was $12.3 million or $0.43 per share (diluted), which included $0.02 per share (diluted) of net income from gains on sale of assets, net of severance and other costs related to the restructuring initiative announced in the early part of 2002. Excluding the net income related to the restructuring initiative, last year’s third quarter net income totaled $11.8 million or $0.41 per share (diluted).

		Net income	EPS (diluted)
As reported	Q3, 2004	$9.5 million	$0.33
	Q3, 2003	$12.3 million	$0.43
	Change	- 22.5%	-23.3%

		Net income	EPS (diluted)
Excluding special items related to the restructuring initiative in 2003	Q3, 2004	$9.5 million	$0.33
	Q3, 2003	$11.8 million	$0.41
	Change	-19.4%	-19.5%

Third Quarter Net Revenue

Net revenue for the third quarter of 2004 was $349.5 million, an 8.5 percent increase from the third quarter of 2003. Improved volumes and positive currency effects contributed to increases of 4.7 percent and 1.9 percent, respectively. The acquisition announced earlier this year accounted for an increase in revenue of 2.5 percent and reduced pricing caused a decrease of 0.6 percent.

Third Quarter Segment Net Revenue

•	Global Adhesives’ net revenue increased 8.7 percent compared to last year.

•	Volume increased 3.5 percent.

•	Prices decreased 0.8 percent.

•	Currency had a positive impact of 2.3 percent.

•	Acquisition had a positive impact of 3.7 percent.

•	Full-Value/ Specialty Group’s net revenue increased 8.1 percent compared to last year.

•	Volume increased 7.4 percent.

•	Prices decreased 0.1 percent.

•	Currency had a positive impact of 0.8 percent.

Al Stroucken, CEO, said, “Our focus for the remainder of the year will be to deal effectively with the run- up in raw material costs by putting a strong effort behind improved operational efficiencies and working with our customers to raise our selling prices, while securing the positive trend of our top-line growth.”

Nine Month Results

For the first nine months of 2004, net income was $25.8 million or $0.89 per share (diluted). For the same period last year, net income was $25.3 million, or $0.88 per share (diluted), which included $0.18 per share (diluted) of net charges for severance and other costs relating to the restructuring initiative. Excluding the special charges related to the restructuring initiative, last year’s first nine months net income was $30.4 million or $1.06 per share (diluted).

	Nine Months	Net income	EPS (diluted)
As reported	YTD, 2004	$25.8 million	$0.89
	YTD, 2003	$25.3 million	$0.88
	Change	2.1%	1.1%

	Nine Months	Net income	EPS (diluted)
Excluding special items related to the restructuring initiative in 2003	YTD, 2004	$25.8 million	$0.89
	YTD, 2003	$30.4 million	$1.06
	Change	-15.0%	-16.0%

Net revenue for the first nine months of 2004 was $1,031.2 million, a 9.6 percent increase from the first nine months of 2003. Improved volumes and positive currency effects contributed to increases of 4.9 percent and 3.6 percent, respectively. The acquisition announced earlier this year accounted for an increase in revenue of 1.8 percent and reduced pricing caused a decrease of 0.7 percent.

Some of the information presented above reflects adjustments to ‘As reported’ results to exclude certain special items related to the company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the company’s operations. A reconciliation of the company’s results excluding the special items related to the company’s restructuring initiatives and the company’s reported results is provided in the accompanying consolidated financial information.

Safe Harbor for Forward-Looking Statement

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian and Canadian dollars, the Argentine peso and the Brazilian real); the effect of new accounting pronouncements and accounting charges and credits, and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing of February 25, 2004 and 10-Q filings of April 6 and July 2, 2004. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume and product mix changes, combined.

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2003 net sales of $1,287 million. Common stock is traded on the NYSE exchange under the symbol FUL. For more information about the Company, visit their website at: http://www.hbfuller.com.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 28, 2004	13 Weeks Ended August 30, 2003
Net revenue	$349,514	$322,089
Cost of sales	(255,064)	(235,023)

Gross profit	94,450	87,066

Selling, general and administrative expenses	(79,078)	(67,838)
Gains (losses) from asset disposals, net	(436)	1,937
Interest expense	(3,205)	(3,662)
Other expense, net	(1,139)	(944)

Income before income taxes, minority interests and income from equity investments	10,592	16,559

Income taxes	(1,806)	(4,804)

Minority interests in consolidated income	283	(30)

Income from equity investments	447	561

Net Income	$9,516	$12,286

Basic income per common share	$0.33	$0.43

Diluted income per common share	$0.33	$0.43

Weighted-average common shares outstanding:
Basic	28,471	28,262
Diluted	28,928	28,709

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	August 28, 2004	November 29, 2003	August 30, 2003
Inventory	$155,920	$146,571	$153,276
Trade accounts receivable, net	240,161	239,593	218,493
Trade accounts payable	132,774	117,001	103,593
Total assets	1,045,941	1,007,588	976,521
Long-term debt, including current installments	161,610	162,430	171,954

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 28, 2004	13 Weeks Ended - August 30, 2003
		As Reported	Special Items	Excluding Special Items
Net revenue	$349,514	$322,089		$322,089
Cost of sales	(255,064)	(235,023)	(358)	(234,665)

Gross profit	94,450	87,066	(358)	87,424

Selling, general and administrative expenses	(79,078)	(67,838)	(671)	(67,167)
Gains (losses) from asset disposals, net	(436)	1,937	1,955	(18)
Interest expense	(3,205)	(3,662)	—	(3,662)
Other expense, net	(1,139)	(944)	—	(944)

Income before income taxes, minority interests and income from equity investments	10,592	16,559	926	15,633
Income taxes	(1,806)	(4,804)	(446)	(4,358)
Minority interests in consolidated income	283	(30)	—	(30)
Income from equity investments	447	561	—	561

Net Income	$9,516	$12,286	$480	$11,806

Basic income (loss) per common share	$0.33	$0.43	$0.02	$0.42

Diluted income (loss) per common share	$0.33	$0.43	$0.02	$0.41

Weighted-average common shares outstanding:
Basic	28,471	28,262	28,262	28,262
Diluted	28,928	28,709	28,709	28,709

The information presented above reflects adjustments to ‘As Reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 28, 2004	39 Weeks Ended August 30, 2003
Net revenue	$1,031,151	$941,158
Cost of sales	(750,377)	(682,372)

Gross profit	280,774	258,786

Selling, general and administrative expenses	(232,218)	(211,910)
Gains (losses) from asset disposals, net	(679)	2,047
Interest expense	(10,407)	(11,029)
Other expense, net	(3,979)	(4,349)

Income before income taxes, minority interests and income from equity investments	33,491	33,545

Income taxes	(9,134)	(9,102)

Minority interests in consolidated income	170	(580)

Income from equity investments	1,300	1,435

Net Income	$25,827	$25,298

Basic income per common share	$0.91	$0.90

Diluted income per common share	$0.89	$0.88

Weighted-average common shares outstanding:
Basic	28,407	28,228
Diluted	28,889	28,672

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 28, 2004	39 Weeks Ended - August 30, 2003
				Excluding Special Items
		As Reported	Special Items
Net revenue	$1,031,151	$941,158	$—	$941,158
Cost of sales	(750,377)	(682,372)	(3,794)	(678,578)

Gross profit	280,774	258,786	(3,794)	262,580

Selling, general and administrative expenses	(232,218)	(211,910)	(4,887)	(207,023)
Gains (losses) from asset disposals, net	(679)	2,047	1,955	92
Interest expense	(10,407)	(11,029)	—	(11,029)
Other expense, net	(3,979)	(4,349)	—	(4,349)

Income before income taxes, minority interests and income from equity investments	33,491	33,545	(6,726)	40,271

Income taxes	(9,134)	(9,102)	1,646	(10,748)
	—
Minority interests in consolidated income	170	(580)	—	(580)
	—
Income from equity investments	1,300	1,435	—	1,435

Net Income	$25,827	$25,298	$(5,080)	$30,378

Basic income (loss) per common share	$0.91	$0.90	$(0.18)	$1.08

Diluted income (loss) per common share	$0.89	$0.88	$(0.18)	$1.06

Weighted-average common shares outstanding:
Basic	28,407	28,228	28,228	28,228
Diluted	28,889	28,672	28,672	28,672

The information presented above reflects adjustments to ‘As Reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations.